EXHIBIT 10.3

                              TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT ("Agreement"), effective as of September 28, 2003, is by and between WYMAN-GORDON COMPANY, a Massachusetts corporation with its principal office in North Grafton, Massachusetts ("Wyman"), and TITANIUM METALS CORPORATION, a Delaware corporation with its principal office in Denver, Colorado ("TIMET").

                                    RECITALS

     A. Wyman and TIMET are parties to a Purchase and Sale Agreement dated as of July 30, 1998, as amended by Amendment No. 1 to Purchase and Sale Agreement dated as of September 22, 2000, with respect to the sale by TIMET and the purchase by Wyman of certain titanium metal products on the terms contained therein (the "Prior Agreement"), pursuant to which, among other things, [*].

     B. The parties have determined that it is in their mutual interest to terminate the Prior Agreement and [*].

                               TERMS & CONDITIONS

     The parties hereto agree as follows:

     1. Upon execution of this Agreement by both parties, TIMET will pay to Wyman $6.8 million in accordance with the following schedule:

          (a)  On September 29, 2003, $2.0 million;

          (b)  By December 26, 2003, $2.0 million; and

          (c)  By March 26, 2004, $2.8 million.

Such payments will be made by wire transfer of immediately available funds in accordance with wire instructions provided by Wyman to TIMET from time to time.

     2. Subject to the provisions of Section 3 hereof, the Prior Agreement is hereby terminated, including, without limitation, [*].

     3. Notwithstanding any other written agreement or instrument to the contrary, the parties expressly intend and agree that with respect to any Orders placed by Wyman or a Wyman Affiliate (as defined in the Prior Agreement) with TIMET and acknowledged by TIMET to Wyman or such Affiliate prior to the date of



* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

this Agreement, such Orders shall be subject to the continuing applicability of the Prior Agreement and Purchase Order Terms and Conditions which apply to any such Orders, except that TIMET shall [*].


     4. All notices and other communications under this Agreement shall be in writing and shall be addressed as provided in this Section 4. Such notices and communications (properly addressed) shall be deemed given as follows:

          (a) On the business day when personally delivered;

          (b) three (3) business days after deposit in the mail, first class postage prepaid;

          (c) one (1) day after deposit with a recognized overnight business delivery service; or

          (d) on the business day when sent by verified facsimile to the facsimile number provided in this Section 4, with original forwarded by regular mail, first class postage prepaid, or by recognized overnight business delivery service.

          (e) Notices and communications shall be addressed as follows:

                  If to Wyman:

                           Wyman-Gordon Company
                           244 Worcester Street, Box 8001
                           North Grafton, Massachusetts 01536-8001
                           Attn: Manager Materials
                           Facsimile No.: [*]

                  If to TIMET:

                                    Titanium Metals Corporation
                                    1999 Broadway, Suite 4300
                                    Denver, CO  80202
                                    Attn: General Counsel
                                    Facsimile No.: [*]

Any party may change its address or facsimile/telephone numbers by giving notice to the others in accordance with the provisions of this Section 4.

     5. This Agreement shall inure to the benefit of and be binding on TIMET and Wyman and their respective successors and permitted assigns. Neither party hereto may assign its rights and obligations hereunder without the written


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* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

consent of the other; provided, however, that TIMET or Wyman may assign its rights and obligations hereunder to a company succeeding to all or substantially all of such party's business without the consent of the other party.

     6. This Agreement may be executed in multiple, identical counterparts each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

     7. The parties have determined that it is reasonable that this Agreement, including all matters of construction, validity, and performance, shall in all respects be governed by, and construed and enforced in accordance only with the law of the State of New York as applicable to contracts entered into and to be performed wholly within such state between citizens of such state, without reference to any rules governing conflicts of law.

     8. No provision of this Agreement may be changed or modified except by a writing signed on behalf of Wyman and TIMET which makes express reference to this Agreement.

     9. This Agreement sets forth the entire agreement between Wyman and TIMET with respect to the subject matter hereof and supersedes any and all other prior agreements and understandings between Wyman and TIMET with respect to such matters. The rights and remedies afforded to Wyman or TIMET pursuant to any provisions of this Agreement are in addition to any other rights and remedies afforded by law or otherwise.



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* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     IN WITNESS WHEREOF, this Termination Agreement is executed on behalf of the parties hereto as of the date first hereinabove set forth.


                              WYMAN-GORDON COMPANY


                              By:      /s/ Kevin M. Lynch
                                       ----------------------------------
                              Name:    Kevin M. Lynch
                                       ----------------------------------
                              Title:   Director of Raw Matl. Procurement
                                      -----------------------------------



                              TITANIUM METALS CORPORATION


                              By:      /s/ Robert E. Musgraves
                                       ----------------------------------
                                       Robert E. Musgraves
                                       Chief Operating Officer - North America


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* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.